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EXHIBIT 23.1

INDEPENDENT AUDITORS' CONSENT

        We consent to the use in this Registration Statement of Vital Living, Inc. on Form SB-2/A of our report dated February 27, 2004 (except for Restatement of Financial Statements described in Note 2 and subsequent events described in Note 12 for which the date is April 23, 2004), appearing in the Prospectus, which is part of such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus, which is a part of this Registration Statement.

/s/ Pannell Kerr Forster of Texas, P.C.

Houston, Texas
May 11, 2004

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INDEPENDENT AUDITORS' CONSENT